EXHIBIT 23.2

Consent of Independent AUDITOR

We hereby consent to the use in this confidential Registration Statement on Form S-4 of our report dated February 23, 2018, relating to the consolidated financial statements of Pacific Commerce Bancorp and Subsidiaries as of and for the year ended December 31, 2017, which is included in the Prospectus that is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Laguna Hills, California

March 1, 2018